UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

Moxian Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

FL	333-177786	45-3360079
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Unit No. 304, New East Ocean Centre, No 9 Science Museum Road, T.S.T., Kowloon, Hong Kong
(address of principal executive offices) (zip code)

(852) 2723-8638
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed by Moxian Group Holdings, Inc. (f/k/a First Social Networx Corp.).  We are reporting the acquisition of a new business and providing a description of this business and its audited financials below.

USE OF DEFINED TERMS

Except as otherwise indicated by the context, references in this Report to:

●	The “Company,” “we,” “us,” or “our,” are references to the combined business of the Company, Moxian BVI and Moxian HK.
●	“Common Stock” refers to the common stock, par value $.0001, of the Company;
●	“HK” refers to the Hong Kong;
●
“Moxian” refers to, collectively, (i) Moxian Group Limited, a company incorporated under the laws of British Virgin Islands (“Moxian BVI”), (ii) Moxian (Hong Kong) Limited, a limited liability company incorporated under the laws of Hong Kong (“Moxian HK”), (iii) Moxian Technologies (Shenzhen) Co., Ltd. (“Moxian Shenzhen”), and (iv) Moxian Malaysia SDN BHD (“Moxian Malaysia”).

●	“U.S. dollar,” “$” and “US$” refer to the legal currency of the United States;
●	“Securities Act” refers to the Securities Act of 1933, as amended; and
●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.
Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to "yuan" or "RMB" are to the Chinese yuan (also known as the renminbi). According to the currency exchange website www.xe.com, as of April 30, 2013, US$1.00 = 6.16838 yuan; 1 yuan=US $0.162117.

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 25, 2013, we entered into a Share Exchange Agreement with Moxian BVI and Medicode Group Limited, the sole stockholder of Moxian BVI (the “Moxian Stockholder”) (the “Share Exchange Agreement”).  Pursuant to the Share Exchange Agreement, on April 25, 2013, the Moxian Stockholder transferred 100% of the equity interests of Moxian BVI held by it to the Company, in consideration for an aggregate of 105,000,000 newly issued shares of our Common Stock. The shares of our Common Stock received by the Moxian Stockholder in such transactions constitute approximately 45.65% of our issued and outstanding Common Stock giving effect to the issuance of shares pursuant to the Share Exchange Agreement. As a result of the Share Exchange Agreement, Moxian BVI, together with its wholly-owned subsidiaries, Moxian HK, Moxian Shenzhen and Moxian Malaysia, became the Company’s wholly-owned subsidiaries.

The Share Exchange Agreement contains representations and warranties by us, Moxian BVI and the Moxian Stockholder which are customary for transactions of this type such as, with respect to the Company: organization, good standing and qualification to do business; capitalization; subsidiaries, authorization and enforceability of the transaction and transaction documents; financial condition; valid issuance of stock, consents being obtained or not required to consummate the transaction; litigation; compliance with securities laws; the filing of required tax returns; and no brokers used, and with respect to Moxian BVI:  authorization, capitalization, and title to the equity interests of Moxian BVI being contributed.

The foregoing description of the terms of the Share Exchange Agreement is qualified in its entirety by reference to the provisions of the Share Exchange Agreement which is included as Exhibit 10.1 of this Current Report and is incorporated by reference herein.

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On April 25, 2013, we completed the acquisition of Moxian BVI and its wholly-owned subsidiary, Moxian HK, pursuant to a Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by the contribution of the 100% equity interests of Moxian BVI. Moxian BVI is considered the acquirer for accounting and financial reporting purposes.  The assets and liabilities of Moxian BVI, the acquired entity, have been brought forward at their book value and no goodwill has been recognized.

Our Corporate Structure

Following our acquisition of Moxian BVI, Moxian BVI became our direct, wholly-owned subsidiary. Moxian HK, the wholly-owned subsidiary of Moxian BVI, became our indirect wholly-owned subsidiary. Moxian Shenzhen, and Moxian Malaysia, the wholly-owned subsidiaries of Moxian HK, became our indirect wholly-owned subsidiaries. The following diagram sets forth the structure of the Company as of the date of this Report:

Our Corporate History

Moxian Group Holdings, Inc., formerly First Social Networx Corp., was incorporated under the laws of the State of Florida on September 13, 2011. Effective on April 16, 2013, the Company changed its name to “Moxian Group Holdings, Inc.” with its trading symbol being “MOXG.” Also effective on April 16, 2013, the Company increased the number of shares that it is authorized to issue to a total of 600,000,0000 shares, including 500,000,000 shares of Common Stock and 100,000,000 shares of preferred stock, par value $.0001 per share. In addition, the Company effected a 20-for-1 forward stock split of the Common Stock, without changing the par value or the number of authorized shares of the Common Stock (the “Forward Split”).

Moxian BVI was incorporated on July 3, 2012 under the laws of British Virgin Islands. Medicode Group Limited owned 100% equity interests of Moxian BVI prior to the closing of the Share Exchange Agreement.

Moxian HK was incorporated on January 18, 2013 and became Moxian BVI’s subsidiary since February 14, 2013. Moxian HK is currently engaged in the business of online social media and will launch its business in China and Malaysia.

Moxian Shenzhen was invested and wholly owned by Moxian HK. Moxian Shenzhen was incorporated on April 8, 2013 and will be engaged in the business of internet technology, computer software, commercial information consulting, etc.

Moxian Malaysia was incorporated on March 1, 2013 and became Moxian HK’s subsidiary since April 2, 2013. Moxian Malaysia is conducting its business in IT Services and Media Advertising industry.

DESCRIPTION OF BUSINESS

General Development and Operation Plan

Moxian is a social network platform that integrates social media and business into one single platform. We utilize our website as a social media to promote our clients’ business and assist our clients to find consumers online and bring them into real-world stores. In Moxian, our registered consumer users can share photos, post message in their timeline, and most importantly, interact with our merchant clients to receive up-to-date offers or deals through both the web and mobile applications. Through the Moxian Platform, the brand merchants and retailers will increase their in-store sales by attracting more consumers through their online advertisement and promotions.

Moxian Platform provides great opportunities for our merchant clients and consumer users. We offer different types of products for our merchant clients to advertise through our website, www.moxian.com, and enable them to leverage our unique combination of reach, social context and engagement. Therefore, our merchant clients are able to maximize the growth of their businesses. On the other hand, we build up most useful tools that enable consumer users to connect, share, discover, and communicate with each other and our consumer users can maximize the value of using our website through obtaining rewards and buying deals from our merchant clients.

Moxian intends to launch its business in Malaysia and China, and will mainly runs its operation and conducts marketing activities in Eastern and Southeastern Asian countries and districts, such as Singapore, Malaysia, Indonesia, Philippine, India, Thailand, Brunei, Vietnam, Taiwan during the first three years from the year of 2013.

Our Users

Users of Moxian consistof the following two categories:

●
Merchant clients – we provide our merchant clients with both free and paid accounts. For free accounts, merchant clients can obtain a Do It Yourself webpage for business promotion activities only. For paid accounts, after the merchant clients purchase one of our MO-Tube packages (as described below), they are allowed to issue MO-Points to our consumer users, post the contents of their products and services at MO-Promo e-catalog sites, promote their products and services on the mobile directory listing, display advertisements on Moxian main page and on the timeline of their web pages.

●
Consumer users, or MO-Pals in the language of Moxian website – Moxian offers free service for MO-Pals. MO-Pals can sign up a Moxian account for free, invite friends and family members, meet new groups, share stories, photos and videos, send micro-blog messages, play online games and earn MO-Points from Moxian and its affiliated merchants.

Our Products

MO-Promo Platform

Moxian designed and developed a social marketing platform, branded as “MO-Promo,” which serves as an online sale promotion website for our clients’ businesses. It is a social marketing platform consists of the following components (a) Social Customer Relationship Management (SCRM) system, (b) MO-Points, (c) online games, (d) a social networking website known as MO-Zone and (d) Social Loyalty Program that is rewarding MO-Pal as users or customers who are using MO-Points. Moxian’s registered consumer users can access the online stores by visiting “MO-Promo” at www.moxian.com. In Mo-Promo, they will be rewarded with MO-Points for free through playing games and wining prizes that are sponsored by Moxian and client merchants. Therefore, the registered consumer users are encouraged to visit our website and the online stores. Our merchant clients can also advertise, run marketing campaigns, and learn about their customers through our MO-Promo Platform. Below are the detailed descriptions of Mo-Promo Platform.

SCRM System

The Social Customer Relationship Management (“SCRM”) system enables our merchant clients to interact with their consumers and better understand the needs of the consumer users. SCRM combines the work of people including market researchers, PR staff, marketing teams, and sales teams. It is a platform for the merchants to connect to their business partners and existing/prospective consumers (our subscribers). Our SCRM system allows merchant clients to find insights into a brand's overall visibility through interactions and communications of consumer users in Moxian so that they can identify opportunities for engagement, assess competitor’s activities, and be alerted to impending crises. Our SCRM monitoring tools can glean quantitative and qualitative responses to advertising campaigns for promotions, illuminate opportunities to improve one’s brand, uncover significant unmet customer needs, and identify people who may be highly predisposed to a brand or a product. Our SCRM system also provides valuable information about emerging trends and consumers’ opinions on specific topics, brands or products.

MO-Points

MO-Points are the electronic points in the Moxian Social Loyalty Program. The registered users can use MO-Points to (i) play games to win rewarding prizes at our Incentive Games Center because some games need to be activated with MO-Points, and (ii) claim rewards or gifts from Moxian or Moxian’s merchant clients. There are multiple ways of earning MO-Points. The registered users can receive MO-Points by: (i) playing our online games, (ii) making purchases at Moxian merchant customers’ stores, or (iii) referring their friends or family to Moxian’s merchant clients (including sharing photos, submitting comments, sending messages, etc.). MO-Points cannot be transferred, gifted, resold or exchanged for cash or products.

Moxian currently provides 500 MO-Points to its merchant clients with no charge (the “Trial MO-Points”) when they first sign up for Moxian’s service packages. The merchant clients may promote the sales of their own businesses by rewarding those users who purchase the products and services from such merchants’ offline stores with MO-Points. Because of the rewards of MO-Points, the customers of such Moxian merchants will have incentives to return for additional purchase or to disseminate the information regarding such Moxian merchants. If a Moxian’s merchant gives out all the Trial MO-Points and it decides to continue marketing itself by utilizing the MO-Promo Platform, such merchant will need to pay for the full Moxian’s service packages, which offer MO-Points ranging from 3000 to 10,000 points.

Social Loyalty Program

Moxian Social Loyalty Program is a system which encourages registered consumer users to spend MO-Points and return to the MO-Promo Platform. We encourage our users to return to Moxian through rewarding users with reward prizes for ‘spending’ MO-Points in Incentive Game Center. The registered users, after spending MO-Points, will feel necessary to make additional purchases from our client merchants, to play more Moxian online games, and to use Moxian social media platform in order to obtain more MO-Points. This tactic creates the sought-after customer loyalty for our merchant clients, and provides a long-term financial benefit to our clients’ businesses by creating loyal returning customers. They can also promote specific products through providing reward points in such specific products. These promotion methods are at very low costs. Therefore, Social Loyalty Program is a great fit for small to medium business owners with limited resources to increase their revenue by rewarding their frequent customers for their purchases and thus increase their revenue.

Online Games

Our online games consist of two categories: (i) Incentive Game Center (“Incentive Game Center”) such as MO-Bid, MO-Grab, MO-Chess that encourages users to play and win give-away prizes, which are either sponsored by Moxian or its merchant clients; and (ii) other online games, known as MO-Puzzle games, enables the users to play for fun and earn MO-Points. The online games are part of the social media platform that attracts the consumer users to visit our website.

MO-Zone

MO-Zone permits Moxian users to share photos, write diaries, exchange information, watch video clips, and communicate with each other. Every user can design MO-Zone with his or her own taste. It is also the social networking site where Moxian users can share their shopping experiences.

Moxian Advertisement

The merchant clients can advertise their products or service through posting banners or different types of advertisements in Moxian. In addition, the clients can create their own Moxian page. In their page, they can specify a title, content, image, and to which a user is directed if he or she clicks on the page. They can present their products and service in the page, and post any discount information or any activities in the physical stores regarding their new products. The merchant clients can further engage their intended audiences by incorporating social context with their marketing messages. Social context includes actions a user’s friends have taken, such as visible history when the user’s friend has visited the merchants’ web page. With the social context, the merchants can highlight the interactions of a user’s friends with a brand or product.

Moxian Mobile Applications

Moxian mobile applications provide its consumer users another approach to experience our website. Moxian currently provides its platform on both Apple-based products (iOS) and Android-based products. They can be downloaded for free at official market place centers (App Store and Google Play). Our mobile application allows users to redeem points, use social media features such as checking in to the application, sharing photos, having a shortcut to the MO-Promo platform, and using our MO-Points to purchase or bid items at the MO-Promo platform.

Our Website Feature

The most significant feature of Moxian is that we develop insights into social conversations and behaviors, level of engagement, influence, and activities of our registered users, or MO-Pals. We analyze the profiles of MO-Pals. Each time a MO-Pal redeems MO-Points, a message will appear in the user’s timeline page. Therefore, we can record the occurrence and analyze the data, including age, gender, marital status, and race. The MO-Pals’ preference in buying different brands of products is also recorded in their social profile, as well as their direct communications with their contacts. Because we provide merchant clients with the valuable information from our analysis, our clients will be able to send the right messages to the right people; therefore, they can market their products or services more effectively.

MO-Tube Packages

We provide the basic features of MO-Promo Platform for all merchant clients for free. Such free packages include the basic SCRM features with 500 Trial MO-Points offered. In order to make use of all the MO-Promo features, merchant clients will have to purchase MO-Tube packages at various prices. Under our MO-Tube packages, the merchant clients can make use of the full SCRM features, advertise on our websites, and conduct online activities to their targeted customers and thus boost the offline sales.

After subscribing for the MO-Tube packages, the merchant clients will have access to more detailed data of the consumer users who have made a purchase at our merchant offline shop previously. In addition, MO-Points are allocated to our clients according to the different MO-Tube packages they subscribed. As an incentive to boost more subscription, Moxian will also bundle these packages with offline advertisement opportunities with our business partners in offline media such as roadside billboard and magazines.

Value for Our Merchant Clients

We dedicate to creating values for our merchant clients. By purchasing the MO-Tube service packages, our clients are able to leverage on our MO-Promo platform for their advertising and marketing needs targeted towards their current clients and potential clients. We offer our clients a unique combination of interaction with consumer users, figuring out the relevant users, learning the users’ preference in their consumption, and engaging the users with innovative promotion methods.

●
Interaction. We offer our consumer users a platform to interact with their friends and discover new things. In the midst of doing so, our merchant clients are able to communicate with these users through this platform, running promotions such as giving out prizes and discounts.

●
Targeted Consumer Users. Our merchants can target users on Moxian based on users’ interest and personal information which users have chosen to share with us on Moxian. Because the consumer users will be attracted by advertisements and promotion campaigns that are targeted to them, the promotion campaigns targeted at either first time customers or returned customers could generate more revenues for our merchant clients.

●
Preference in Consumption. We are a strong believer of the “word of mouth” concept in marketing and Moxian can assist our consumer users to express their preference in consumption. We create a function for the consumer users to show the history of visiting the merchants’ Moxian page in their own timeline. Thus, the messages would be communicated to their friends who may be potential customers to our merchant clients’ outlets or stores and promote their business. In addition, when a consumer user redeems MO-Points at our merchant’s outlet, the redemption of MO-Points would automatically subscribe him to the news feed of the merchant’s business site on the consumer user’s homepage (i.e. MO-Zone).

●
Engagement.We encourage constant interaction between merchants and their consumers. Moxian offers a platform for both merchants and consumers to be actively involved. Further, merchants not only could engage with existing customers, but also potential customers who would be introduced to the merchants in the process of such engagement. Our platform encourages innovative methods for our merchants, such as promotion campaigns, sharing of information, discovering new products/services, or pulling polls to understand the needs of customers. For example, by learning the results of polls, we believe that our merchant clients who owns Moxian page will increase awareness of and engagement with their Pages.

Because of the above values, the MO-Promo platform offers great opportunities and financial incentives for our merchant clients to sign up our website and purchase the MO-Tube Packages. Besides the above methods, we also create values for our merchant clients through MO-Zone. When a promotional campaign is started by a merchant, the news of such campaign would be published onto the subscribed users’ login/homepage on MO-Zone. Thus, the merchant clients will maximize their revenue through the interaction and engagement with consumer users, as well as the advertising and promotion through Moxian.

Social Media Marketing Services

In order to better serve our clients and subscribers, we, through MO-Promo and other Moxian applications, also provide various consulting and management services to small and medium-sized businesses, including:

●	We provide social media consulting services, where a consultant will be assigned to each client;

●	We publish interactive contents for the merchant clients in the social communities of their respective industries;

●
We design and customize social webpages for the merchant clients, including running feedback, adding coupons or promotions and embedding clients’ product videos and images into the social websites of the clients;

●	We manage marketing campaign on our clients’ social webpages; and

●	We provide analysis and statistics of visitors for clients’ social webpages and hold free strategy sessions to assist clients on generating more traffic on their social webpages.

Marketing Strategy

Referral marketing is an increasingly popular method for marketers to add new resources of revenue or to streamline sales processes with business partners. Moxian has two types of referral programs where different marketers assist us to broaden our client base. The first one is the referral by MO-Pals. MO-Pals (our subscribers) are allowed to refer other users to earn extra free MO-Points. Therefore, our subscribers will be motivated to patron our client merchants’ social webpages or online/offline stores, which will ultimately stimulate the sales of the products and services of our clients. In the meantime, such referral among MO-Pals will increase Moxian’s user database rapidly, which enables us to provide more accurate analysis and statistics of consumer behavior and preferences for our client merchants. Secondly, we would utilize the referral by sale representatives in specific region. This kind of business referral is to target those who are interested in building Moxian business in a region, such as Malaysia and Singapore, where they will be appointed by Moxian as Moxian’s sales agents in the region to represent Moxian for referring client merchants to us. Moxian usually pays 30% of the prices of the sold products or services as referral fees.

There are two advantages of our marketing strategy. Firstly, it is easy to identify prospective customers. Once the prospective customer are identified, Moxian’s internal sales teams can focus their efforts on those activities required to close the deal and/or fulfill the solution delivery, rather than devoting time to acquiring and developing the lead, as would typically be the case with other types of marketing programs. Secondly, there are no costs or fees associated with our referral programs, because rewards, which can be redeemed by exchanging MO-Points, are only given out to the holders of MO-Points after such holders have purchased the offers or deals from our merchant clients. As a result, referral programs can create higher number of returned customers than other types of marketing programs.

Other methods of promoting Moxian include online ads, event campaigns, and print media such as local-based booklet magazines, cross social media marketing, which is an integrated marketing strategy with digital channels, social media and website or blog touch points, with a role for e-mail marketing, and online forms.

Customers

Moxian’s customers include retail merchants, manufacturers, shopping mall operators, transportation, telecommunication providers, software developers, online e-commerce operators, payment providers, and news media. There are currently no paying customers yet. Most of our merchant clients are using our platform on a trial basis.

Industry

Moxian endeavors to build an “Online-to-Offline” O2O platform model. It is widely believed that O2O platform has been proven to substantially enhance marketing and commerce performance for brands and retailers compared to traditional digital marketing approaches. O2O refers to any and all activities that originate online yet eventually result in a shopper going to a physical store. Forrester Research predicts that by 2016, more than half of the $3.5 trillion spent in the US retail offline will be influenced by the web (Forrester’s US Cross-Channel Retail Forecast, 2011 To 2016.).

O2O platform model has been recognized as a trillion dollar opportunity (“http://techcrunch.com/2010/08/07/why-online2offline-commerce-is-a-trillion-dollar-opportunity/”). According to official statistics, China’s O2O market reached 98.7 billion yuan (approx. US$9 billion) in 2011. Industry analysts anticipate that the China O2O market will quadruple to 418 billion yuan (approx. US$67 billion) in 2016. Moxian is able to capture a share in this market by offering its unique platform to merchants. Our platform allows users to be aware of their interested merchants’ on-going promotion so as to attract them to purchase offline.

Because O2O is being perceived as a gold mine in the age of the mobile internet in China, we will face challenges coming from the pioneers of the industry both in Asia and overseas majors trying to expand into Asia. However, we are confident that our business model is capable in obtaining a good amount of market share in competing with our current competitors. Our market is not restricted to China as compared to other potential competitors. We will be targeting a variety of Asian countries which will grant us a bigger market share.

Competition

Although major global social network platform providers have the advantage of popularity, Moxian has a unique social business model and social media features that will enable us to stand out in the competition. Other major social network platforms usually focus on personal photo sharing, video sharing, chat feature, private grouping, micro-blog, following group, rating messages and commenting messages. What makes Moxian distinguishable is that our merchant clients have: (i) their own promotion webpages, (ii) local event programs for their customer users, (iii) location-based promotion information, (iv) mobile chat applications, (v) give-away free prizes for consumer users, (vi) timeline advertising on Moxian’s social webpage, (vii) social customer relationship management system for merchants, (viii) social loyalty program, and (ix) customized online games to promote merchants’ brand and group sales promotion.

Our competitors are the major players in the social networking industry such as Facebook, Google, Twitter, Myspace, Linkedin, YouTube, and Foursquare. Below is the table of comparison between Moxian’s services and its competitors’ services.

Social Media Comparison Matrix									
No.	Features	Facebook	Google+	Twitter	Myspace	LinkedIn	Youtube	Foursquare	Moxian
1	Description	Largest social network with wide appeal. Boast high number of daily active users	New social network, launched in June 2011, currently in limited field trial. Integrates Google buzz and Google Profiles	Built on the premise of answering the question, "what are you doing" Get instant information/updates from people and organization they find intersting.	One of the original social networks. With it's waning popularity, it has turned it's focus to music, art and other entertainment	Social network focus on connecting professionals with the purpose of sharing info and opportunities	Users discover, watch and share originally-created videos. YouTube provides a forum for people to connect, inform and inspire others across the globe	Users share and save the places they visit. Personalized recommendations and deals based on where they, their friends, and people with tastes have been	Consumer social media combined with promotion and reward platform that integrate mobile marketing and loyalty program
2	Establishment	2004	2011	2006	2003	2003	2005	2009	2012
3	Estimate # of Users	Over 800 million	Over 25 million (PCMag.com)	Over 450 million	Approx. 63 million (Comscore.com)	Over 150 million	800 million visitors per month	Over 30 million	Over 1 million
4	Privacy Settings	Privacy settings are highly customizable, allowing users to decide which information to share with which users.	Privacy settings are highly customizable, allowing users to decide which information to share with which users.	You can choose either a public (default) or private account (can only communicate and see updates with permission)	Users between 13-15 are automatically private accounts. Older users can choose public or private accounts	Privacy settings are highly customizable, allowing users to decide which information to share with which users	Privacy settings are highly customizable, allowing users to decide video for public or unlisted. Control comments, rating and responses	User can set private contact not to review only. Private decided to share user location	Privacy settings are highly customizable , allowing users to decide which information to share with which users
5	Mobile Friendliness	Apps for iPhone, Android, Nokia, Palm, Blackberry, Windows, Sidekick, Sony and INQ	Apps for Android and iOS	Apps for iOS, Blackberry and Windows	App for iPhone	Apps for iPhone, Blackberry, Android and Palm	Apps for iPhone, Blackberry, Android, Windows and Palm	Apps for iPhone, Blackberry, Android, Windows and Palm	Apps for Android and iOs
6	Website, Widgets and Integration	✓	✓	✓	✓	✓	✓	✗	✓
7	Photo Sharing	✓	✓	✓	✓	✗	✗	✓	✓
8	Video Sharing	✓	✓	✗	✗	✗	✓	✗	✓
9	Chat Features	✓	✓	✗	✓	✗	✗	✗	✓
10	Private	✓	✓	✓	✓	✓	✓	✓	✓

Social Media Comparison Matrix									
11	Text	✓	✓	✓	✓	✓	✓	✓	✓
12	Following	✓	✓	✓	✗	✓	✓	✓	✓
13	Rating	✗	✗	✗	✗	✗	✓	✗	✓
14	Commenting	✓	✓	✗	✓	✓	✓	✓	✓
15	Online Games	✓	✗	✗	✗	✗	✗	✗	✓
16	Advertiser Promotion Page	✓	✗	✗	✗	✗	✗	✗	✓
17	Local Events	✗	✗	✗	✓	✗	✗	✗	✓
18	Location based Shopping Info	✗	✗	✗	✗	✗	✗	✓	✓
19	Mobile Chat	✗	✗	✗	✗	✗	✗	✗	✓
20	FREE Prizes	✗	✗	✗	✗	✗	✗	✗	✓
21	Online Radio Ads	✗	✗	✗	✗	✗	✗	✗	✓
22	Timeline Advertisement	✗	✗	✗	✗	✗	✗	✗	✓
23	Referral Marketing	✗	✗	✗	✗	✗	✗	✗	✓
24	Social CRM	✗	✗	✗	✗	✗	✗	✗	✓
25	Loyalty Program	✗	✗	✗	✗	✗	✗	✗	✓

Our Strategy

In order for us to compete in the social media and the O2O market, our strategies include:

Expand our user base. We dedicate to attracting more users and our goal is to retain existing and acquire new subscribers by providing more real-time deals, delivering high quality customer service and expanding the number and categories of deals we offer. We continue to focus on growing our user base across Asia in large markets such as China, Singapore, Hong Kong, and Malaysia. We intend to grow our user base by continuing our marketing efforts and enhancing our products, including mobile apps, in order to make Moxian more accessible and useful. We continue to develop a variety of activities to attract more loyal users by give-away prizes, offline events sponsored by our partners, sales promotions and rewards programs. In addition, we adopt the word-of-mouth and referral marketing strategy to increase users’ sign-ups in Moxian.

Increase the number and variety of our products. We focus on product development that we believe will create engaging interactions between our consumer users and merchant clients, across the web, and on mobile devices. We continue to invest significantly in improving our core products such as MO-Promo, MO-Zone, and MO-Points and develop other new products to increase the varieties of our products.

Generate sticky contents. In order to attract more users, we intend to develop contents on a website with a purpose of attracting users’ attention for longer viewing time and for them to return to our website. We tailor the contents based on our analysis of the users and generate such contents that are favorable to our consumer users.

Cooperate with more branded businesses. In order to develop Moxian’s reputation, we will develop more merchant clients who have established their brand in local and global markets. Our merchant expansion efforts are focused on providing merchants with a positive experience by offering placement of their deals to our website at a lower cost, high quality customer service and tools to manage deals more effectively.

Regulations

Because we are launching in the Malaysia and China first, the following discussions about regulations that govern Moxian’s operations will focus on Malaysia and China.

With respect to collect information via user registration and consumption of MO-Points data, we will have to comply with The Personal Data Protection Act in Malaysia. Our Privacy Policy has been drafted to be in compliance with such rules.

In PRC, we will have to comply with the laws and regulations relating to the distribution of Internet content in China such as Application of the Appropriate ICP License and our data usage policy has to be in accordance with Regulations of The People’s Republic of China for Safety Protection of Computer Information System.

Our website is maintained through the server in Hong Kong. Therefore, the data usage policy and regular terms of service by both our users and merchants have to comply with the rules and regulations of Hong Kong SAR. As the information our merchants and consumer users are preserved in Hong Kong, We will need to comply with the Hong Kong Personal Data (Privacy) Ordinance (Cap 486).

Security Technologies

Social media offers important business advantages to companies and organizations. However, it has potential security risks. In order to mitigate these security risks, we established and enforced social media usage policies. We have deployed strategies such as multilayered security at the gateway and end point, content classification, content filtering, and data loss prevention (DLP).

Moxian believes that effective security for social networking must leverage both decentralized and centralized modes of IT security. In other words, Moxian must protect both the network and the users at the end point.

Our centralized security holds the key to safeguard enterprises’ data and network resources. As hackers become more aggressive in their attacks on social media, we continue to set up the use of traditional protection tools such as scanning to verify incoming content and traffic. In addition, we implemented a Web security tool and configured the Internet gateway to block malicious inbound traffic such as cross-site scripting exploits and phishing. Moxian also has inbound content filtering, which employs spam blockers and anti-virus applications to block or allow a communication based on analysis of its content.

For outgoing traffic, a DLP solution enables the business to screen content before it leaves the corporate network. It monitors outbound traffic to detect and potentially stop the communication of sensitive information by under protected means. DLP can identify sensitive data at rest, control its usage at user end points, and monitor or block its egress from network perimeters.

Whenever user personal data is processed, Moxian takes utmost care in keeping their data secured. We use a variety of industry-standard security technologies and procedures to help protect their personal data from unauthorized access or disclosure. We store data behind a firewall, a barrier designed to prevent outsiders from accessing our servers. Even though Moxian takes significant steps to ensure that the users and clients’ personal data is not intercepted, accessed, used or disclosed by unauthorized persons, we cannot eliminate security risks entirely particularly where the internet is concerned.

Employees

As of the date of this Report, the Company has no employees. However, the Company intends to employ over 40 employees, with 12 people of management, 11 people in the research and development department, 4 people working on coding and scripting, 2 people dedicating to testing mobile application and web platform, 3 people responsible for designing websites and 6 people working at the administrative department by mid May 2013.

Intellectual Property

The technique of Moxian Platform is developed in Shenzhen, China. The following are the intellectual property rights that the Company owns, the details of which are set forth in the following table:

Mark	Country of Registration	Application Number	Class	Description	Current Owner
	Hong Kong	Trademark Application(T2) submitted on 28th February 2013			Moxian (Hong Kong) Limited

	China	10624435 (to be approved)	28
Data transmission; computer terminal communication; transmission of messages and images (computer aided); electronic mails; provision of connecting services of telecommunication to connect to the global computer network; long-distance teleconference services; provision of connecting services to users to global computer network, etc.
					Shenzhen New Clouds Network Technology Co., Ltd.

	China	10624504 (to be approved)	35
Billposting; advertisement promotion; mail-in advertisement; TV commercials; advertisement platform rental; computer online e-commercials; display products on mass media for retail purposes; advertisement design; auctions, etc.
					Shenzhen New Clouds Network Technology Co., Ltd.

On January 15, 2013, Moxian (Hong Kong) Limited entered into an Intangible Asset Transfer Agreement with Shenzhen New Clouds Network Technology Co., Ltd. to transfer the two trademarks mentioned above to Moxian HK for no consideration. Moxian HK entered into an Intangible Asset Transfer Agreement with Fensheng Kuan to acquire the following domains: www.moxian.com, www.m41.com, www.spellthread.com without any consideration. We are still in the process of registering the transfer of the referenced trademarks and the domain names under the name of Moxian HK as of the date of this Current Report.

We are in the process of registering the above trademarks and the name “Moxian” in the following countries: Singapore, Indonesia, Malaysia, Hong Kong, China, India, Thailand, Philippines and United States of America.

DESCRIPTION OF PROPERTY

The Company currently does not own any properties. We are currently renting an office in Shenzhen for IT development since April 2013. The monthly rent is RMB 60,000 (or approximately $9,703).

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors, Executive Officers, Promoters, and Control Persons

The following table sets forth the name and position of our current executive officers and directors.

Name	Age	Position
Liew Kwong Yeow	58	President, Chief Executive Officer and Director

Lin Kuan Liang Nicolas	25	Director

Mr. Liew Kwong Yeow, age 58, has more than 25 years of experience in several multi-national organizations, such as Matsushita Denki, General Motors, Intel as well as Urmet Telecoms Italy. He held senior positions and mainly responsible for quality, engineering and procurement of related products and services. In 2006, Mr. Liew was instrumental in setting up the first manufacturing plant of Urmet Telecommunications Torino Italy in China and fine-tuning its supply chains, and with Mr. Liew’s assistance, the entire operations of Urmet became significantly competitive in the China markets. Prior to that, Mr. Liew was the General Manager of Aztech Singapore’s plant in China from 2001 through 2005. During 1992 through 2001, he served as the head of QA Operations of the manufacturing facilities of Pheonix Mecano Switzerland in Singapore. Mr. Liew received his diploma in Electrical Engineering from Singapore Polytechnics University in 1974. He also completed the management study programs in: City and Guilds regarding Electrical and Electronics in 1974, Industrial Training Board at MOE Singapore in 1976, Matsushita DENKI Management Development Program in 1978, General Motors Institute in 1983 and Intel University in 1987. Mr. Liew is fluent in English and Chinese.

Mr. Lin Kuan Liang Nicolas, age 25, is currently working as an analyst at Chance Investment Inc., advising Chinese businesses on acquisition and fund- raising projects. During December 2010 through April 2011, he was the legal associate at FM Holdings Limited, where he was actively involved in the company’s restructuring and debt-financing. Prior to that and since June 2010, Mr. Lin worked as the junior associate at Global Fund Investment (UK) Limited in London. Mr. Lin graduated from Queen Mary, University of London with LLB in Law in June 2010.

COMPENSATION OF DIRECTORS AND OFFICERS

The Company currently does not have any compensatory arrangements with any officers or directors. No officer or director received any compensation from the Company during the last two fiscal years. Officers will be incentivized by an agreed remuneration package of share options and or bonus payments, these are to be discussed upon appointment and no employee agreements are currently in force.

Equity Awards

The Company has no stock option, stock appreciation rights, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

Grants of Plan-Based Awards

No plan-based awards were granted to any of our named executive officers during the fiscal year ended September 30, 2012.

Outstanding Equity Awards at Fiscal Year End

No unexercised options or warrants were held by any of our named executive officers at September 30, 2012. No equity awards were made during the fiscal year ended September 30, 2012.

Option Exercises and Stock Vested

No options to purchase our capital stock were exercised by any of our named executive officers, nor was any restricted stock held by such executive officers vested during the fiscal year ended September 30, 2012.

Pension Benefits

No named executive officers received or held pension benefits during the fiscal year ended September 30, 2012.

Nonqualified Deferred Compensation

No nonqualified deferred compensation was offered or issued to any named executive officer during the fiscal year ended September 30, 2012.

Potential Payments upon Termination or Change in Control

Our executive officers are not entitled to severance payments upon the termination of their employment agreements or following a change in control.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended September 30, 2012, we did not have a standing compensation committee. Our Board of Directors was responsible for the functions that would otherwise be handled by the compensation committee. All directors participated in deliberations concerning executive officer compensation, including directors who were also executive officers, however, none of our executive officers received any compensation during the last fiscal year. None of our executive officers has served on the Board of Directors or compensation committee (or other committee serving an equivalent function) of any other entity, any of whose executive officers served on our Board or Compensation Committee.

Compensation of Directors

No compensation was paid to or earned by any director during the year ended September 30, 2012.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CONTROL PERSONS; CORPORATE GOVERNANCE

Transactions with related persons

Our policy is that a contract or transaction either between the Company and a director, or between a director and another company in which he is financially interested is not necessarily void or void-able if the relationship or interest is disclosed or known to the board of directors and the stockholders are entitled to vote on the issue, or if it is fair and reasonable to our company.

Except as disclosed in the Company’s Annual Report on Form 10-K for the year ended September 30, 2012 and the Company’s Quarterly Report on Form 10-Q for the quarters ended December 31, 2012, the Company was not a party to any transaction (where the amount involved exceeded the lesser of $120,000 or 1% of the average of our assets for the last two fiscal years) in which an director, executive officer, holder of more than five percent of our common stock, or any member of the immediate family of any such person have or will have a direct or indirect material interest and no such transactions are currently proposed.

Director Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that directors be independent.  We do not have majority of independent directors.

Committees of the Company’s Board of Directors

Because our board of directors currently consists of two members, we do not have a standing nominating, compensation or audit committee.  Rather, our full board of directors performs the functions of these committees. Also, we do not have a “financial expert” on our board of directors as that term is defined by Item 401(e)(2) of Regulation S-K. We do not believe it is necessary for our board of directors to appoint such committees because the volume of matters that come before our board of directors for consideration permits the Board of Directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because our Common Stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees. In considering candidates for membership on the Board of Directors, the Board of Directors will take into consideration the needs of the Board of Directors and the candidate's qualifications. The Board of Directors will request such information as:

●	The name and address of the proposed candidate;

●	The proposed candidates resume or a listing of his or her qualifications to be a director of the Company;

●	A description of any relationship that could affect such person's qualifying as an independent director, including identifying all other public company board and committee memberships;
●	A confirmation of such person's willingness to serve as a director if selected by the Board of Directors; and

●	Any information about the proposed candidate that would, under the federal proxy rules, be required to be included in the Company's proxy statement if such person were a nominee.

Once a person has been identified by the Board of Directors as a potential candidate, the Board of Directors may collect and review publicly available information regarding the person to assess whether the person should be considered further. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors and the Board of Directors believes that the candidate has the potential to be a good candidate, the Board of Directors would seek to gather information from or about the candidate, including through one or more interviews as appropriate and review his or her accomplishments and qualifications generally, including in light of any other candidates that the Board of Directors may be considering. The Board of Director's evaluation process does not vary based on whether the candidate is recommended by a shareholder.

The Board of Directors will, from time to time, seek to identify potential candidates for director nominees and will consider potential candidates proposed by the Board of Directors and by management of the Company.

Code of Ethics

Our Board of Directors will adopt a new code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The new code will address, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code.

Meetings of the Board of Directors

During its fiscal year ended September 30, 2012, the Board of Directors did not meet on any occasion, but rather transacted business by unanimous written consent.

Board Leadership Structure and Role in Risk Oversight

Our Board recognizes that the leadership structure and combination or separation of the chief executive officer and chairman roles is driven by the needs of the Company at any point in time.  Currently, Mr. Liew serves as the sole officer of the Company as well as a director of our Board, and Mr. Lin serves as a director of our board.  We have no policy requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure.  This has allowed, and will continue to allow, our Board the flexibility to establish the most appropriate structure for our company at any given time.

Immediately following the consummation of the Share Exchange Agreement, the size of our management team will be increased in order to manage our expanded operations, risks and resources.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATION AND FINANCIAL CONDITION

The following discussion and analysis of the consolidated financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes of Moxian Group Limited appearing elsewhere in this report. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements.

Overview

The Company engages in the business of providing a social marketing and promotion platform to merchants who desire to promote their businesses through online social media. Our products and services aim to enhance the interaction between users and merchant clients by allowing merchant clients to study consumer behavior through data compiled from our database of users’ activities. We design our products and services to allow our merchant clients to run advertisement campaigns and promotions to target their customers. Our platform is also designed and built to entice users to return and to encourage new consumer users to subscribe our website.

We are currently at development stage. Our primary activities have been the designing and developing  and development of our products and services, negotiating strategic alliances and other agreements, and raising capital. We have not commenced our principal operations, nor have we generated any revenues.

Since our inception, as of September 30, 2012 and March 31, 2013, our accumulated deficits were $645 and $10,739, respectively, our stockholders’ deficiency was $643 and $10,744 respectively. We have not yet generated revenues and our losses have principally been operating expenses administrative and other operating expenses. We expect to begin to generate revenue towards the end of this year.

Period from July 3, 2012 (Inception) to September 30, 2012

General and administrative expenses

General and administrative expenses consist primarily of corporate support exercise such as legal and corporate secretary fees, accounting fees and banking charges. For the period from July 3, 2012 (inception) to September 30, 2012, general and administrative expenses amounted to $645.

Payroll and Benefits

Payroll and benefits expenses consist primarily of salaries and benefits to employees. For the period from July 3, 2012 (inception) to September 30, 2012, no money was spent on payroll and benefits

Marketing and promotion expenses

Marketing and promotion expenses include advertising, marketing, and promotion of our products.  For the period from July 3, 2012 (inception) to September 30, 2012, no money was spent on marketing and promotional activities. We expect that marketing and promotion expenses will begin soon as we increase our marketing activities following full commercialization of our products and services.

Research and Development expenses

Research and development expenses consist primarily of fees paid to develop our software products. For the period from July 3, 2012 (inception) to September 30, 2012, no money was spent on research and development.

Infrastructure expenses

Infrastructure expenses include server leasing, fees paid to maintain the server and software. For the period from July 3, 2012 (inception) to September 30, 2012, no money was spent on Infrastructure.

Net cash Used in Operating Activities

Our net cash outflow from operating activities for the period from July 3, 2012 (inception) to September 30, 2012 was the amount of $2.

Net Cash Used in Investing Activities

The Company did not have any investing activities for the period from July 3, 2012 (Inception) to September 30, 2012.

Net Cash Provided by Financing Activities

Cash provided by financing activities for the period from July 3, 2012 (Inception) to September 30, 2012 was $2.

Six Months Ended March 31, 2013

General and administrative expenses

General and administrative expenses consist primarily of corporate support exercise such as legal and corporate secretary fees, accounting fees and banking charges. For the six months ended March 31, 2013, general and administrative expenses amounted to $10,094.

We expect that our general and administrative expenses will continue to increase as we incur additional costs to support the growth in our business.

Payroll and Benefits

Payroll and benefits expenses consist primarily of salaries and benefits to employees. For the six months ended March 31, 2013, no money was spent on payroll and benefits.

We expect we will begin to incur payroll and benefit expenses as we recruit employees to join the company.

Marketing and promotion expenses

Marketing and promotion expenses include advertising, marketing, and promotion of our products.  For the six months ended March 31, 2013, no money was spent on marketing and promotional activities. We expect that marketing and promotion expenses will begin soon as we increase our marketing activities following full commercialization of our products and services.

Research and Development expenses

Research and development expenses consist primarily of fees paid to develop our software products. For the six months ended March 31, 2013, no money was spent on research and development.

We expect that research and development expenses will incur soon as we begin to employ staffs to carry out the research and development activities.

Infrastructure and core maintenance expenses

Infrastructure and core maintenance expenses include server leasing, fees paid to maintain the server and software.  For the six months ended March 31, 2013, no money was spent on infrastructure and core maintenance

We expect infrastructure expense to incur as soon as our product and services are ready for commercialization.

Net cash Used in Operating Activities

Our net cash inflow from operating activities for the six months ended March 31, 2013 was the amount of $6,890.

Net Cash Used in Investing Activities

The Company did not have any investing activities for the six months ended March 31, 2013.

Net Cash Provided by Financing Activities

The Company did not have any investing activities for the six months ended March 31, 2013.

Availability of Additional Funds

Based on our current lack of revenue, we may require equity and/or debt financing to continue our operations. We are exploring options to raise capital, through the sale of equity securities to support our future operations. Our operating needs include the planned costs to operate our business, including amounts required to fund working capital and capital expenditures. Our future capital requirements and the adequacy of our available funds will depend on many factors, including our ability to successfully commercialize our products and services, and competing technological and market developments.

We may be unable to raise sufficient additional capital when we need it or to raise capital on favorable terms. Debt financing may require us to pledge certain assets and enter into covenants that could restrict certain business activities or our ability to incur further indebtedness, and may contain other terms that are not favorable to our stockholders or us. If we are unable to obtain adequate funds on reasonable terms, we may be required to significantly curtail or discontinue operations or to obtain funds by entering into financing agreements on unattractive terms. These matters raise substantial doubt about our ability to continue as a going concern.

Our financial statements included elsewhere in this Current Report have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate our continuation as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business.  The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at dates of the financial statements and the reported amounts of revenue and expenses during the periods. Actual results could differ from these estimates. Our significant estimates and assumptions include depreciation and the fair value of our stock, stock-based compensation, debt discount and the valuation allowance relating to the Company’s deferred tax assets.

Recently Issued Accounting Pronouncements

Reference is made to the “Recent Accounting Pronouncements” in Note 2 to the Financial Statements included in this Current Report in Item 9.01 for information related to new accounting pronouncement, none of which had a material impact on our consolidated financial statements, and the future adoption of recently issued accounting pronouncements, which we do not expect will have a material impact on our consolidated financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the date herein by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock and (ii) by the directors and executive officers of the Company. The person or company named in the table has sole voting and investment power with respect to the shares beneficially owned.

Address of Beneficial Owner	Positions with the Company	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Officers and Directors
Liew Kwong Yeow 407 Sinming Garden #09-209 Singapore 570407	CEO and Director	Common Stock, $0.0001 par value	0	-

Lin Kuan Liang Nicolas Nancheng Center, De Fang Si Rd. #1309, Dongguan, Guangdong, China 510000	Director	Common Stock, $0.0001 par value	0	-

All officers and directors as a group (2 persons named above)		Common Stock, $0.0001 par value	0	-

5% Securities Holders
Medicode Group Limited Unit No 304, New East Ocean Centre, No 9 Science Museum Road, T.S.T., Kowloon, Hong Kong	Common Stock, $0.0001 par value	105,000,000	45.65%

Bright Growth Capital Limited Unit No 304, New East Ocean Centre, No 9 Science Museum Road, T.S.T., Kowloon, Hong Kong	Common Stock, $0.0001 par value	47,700,000	20.74%

Morolling International (HK) Limited Unit No 304, New East Ocean Centre, No 9 Science Museum Road, T.S.T., Kowloon, Hong Kong	Common Stock, $.0001 par value	25,000,000	8.70%

(1)  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or exercisable within 60 days of the date of this table. In determining the percent of common stock owned by a person or entity as of the date of this Report, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on as of the date of this Report (230,000,000 shares), and (ii) the total number of shares that the beneficial owner may acquire upon exercise of the derivative securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We do not yet have a class of equity securities registered under the Securities Exchange Act of 1934, as amended.  Hence, compliance with Section 16(a) thereof by our officers and directors is not required.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.  There are currently no legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON
EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s Common Stock is quoted on the OTCQB, but there has been no reported trading in the Company’s Common Stock during its two fiscal years ended September 30, 2012 and 2011.

Prior to the share exchange transaction described above, Moxian was a privately held company and there was no trading in its common stock.

As of the date of this Report, there were approximately 30 holders of record of the Company’s Common Stock.

The  Company  has never  paid a cash  dividend  on its  common  stock and has no present  intention  to declare or pay cash  dividends on the common stock in the foreseeable  future.  The Company intends to retain any earnings which it may realize in the foreseeable future to finance its operations.  Future dividends, if any, will depend on earnings, financing requirements and other factors.

The transfer agent for the Company's common stock is Island Stock Transfer, 15500 Roosevelt Blvd, Suite 301, Clearwater, FL, 33760.

RECENT SALES OF UNREGISTERED SECURITIES;
USE OF PROCEEDS FROM REGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated herein by reference.

DESCRIPTION OF SECURITIES

The Company’s authorized capital stock consists of 500,000,000 shares of common stock, with a par value of $0.0001 per share, and 100,000,000 shares of preferred stock, with a par value of $0.0001 per share (“Preferred Stock”).

Common Stock

The Company’s common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any Preferred Stock.  Holders of the Company’s common stock representing fifty percent (50%) of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of the Company’s stockholders.  The Company’s Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of Preferred Stock created by the Company’s Board of Directors from time to time, the holders of shares of the Company’s common stock will be entitled to such cash dividends as may be declared from time to time by the Company’s  Board of Directors from funds available therefore.

Subject to any preferential rights of any outstanding series of Preferred Stock created from time to time by the Company’s Board of Directors, upon liquidation, dissolution or winding up, the holders of shares of the Company’s common stock will be entitled to receive pro rata all assets available for distribution to such holders.

Holders of the Company’s common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

The Company’s Board of Directors is authorized by its Articles of Incorporation to issue Preferred Stock from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions, thereof, as shall be stated in the resolutions adopted by the Company’s Board of Directors providing for the issuance of the Preferred Stock. The Company’s Board of Directors is authorized, within any limitations prescribed by law and the Company’s Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Florida law allows the Company to indemnify its directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on its behalf, and under certain circumstances to advance the expenses of such litigation upon securing their promise to repay us if it is ultimately determined that indemnification will not be allowed to an individual in that litigation.

Article IX of the Articles of Incorporation of the Company provide that it shall indemnify all directors, officers and agents to the fullest extent permitted by Florida law as provided within 2011 Florida Statutes Section 607.0850 or any other law in effect or as it may hereafter be amended.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission , located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and other reports, statements and information as required under the Exchange Act.

The reports, statements and other information that we have filed with the Commission may be read and copied at the Commission's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

ITEM 3.02           UNREGISTERED SHARES OF EQUITY SECURITIES.

On April 25, 2013, we issued 105,000,000 shares of our Common Stock to the sole Moxian Stockholder in exchange for all of the issued and outstanding capital stock of Moxian pursuant to the Share Exchange Agreement. We did not receive any cash consideration in connection with the Share Exchange Transaction.

The above issuances of shares of our Common Stock were conducted in accordance with a safe harbor from the registration requirements of the Securities Act under Regulation S thereunder or an exemption from the registration requirements of the Securities Act under Section 4(2) by virtue of compliance with the provisions of Regulation D under the Securities Act.

ITEM 5.01           CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the share exchange with the Moxian Stockholder, the Moxian Stockholder now own approximately 45.65% of the total outstanding shares of our Common Stock on a fully-diluted basis giving effect to the share exchange.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements

The financial statements of Moxian Group Limited are appended to this Current Report beginning on page F-1.

(d) Exhibits

10.1	Share Exchange Agreement, dated April 25, 2013, among the Company, Moxian BVI and Medicode Group Limited.

10.2	Intangible Asset Transfer Agreement, dated January 15, 2013, between Moxian HK and Shenzhen Yunxun Internet Technologies, Ltd.

10.3	Intangible Asset Transfer Agreement, dated January 15, 2013, between Moxian HK and Fenshen Guan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOXIAN GROUP HOLDINGS, INC.
Date: May 1, 2013	By:	/s/ Liew Kwong Yeow
Liew Kwong Yeow
Chief Executive Officer

MOXIAN GROUP LIMITED
(A CORPORATION IN THE DEVELOPMENT STAGE)

FINANCIAL STATEMENTS
FOR THE PERIOD FROM JULY 3, 2012 (INCEPTION) TO SEPTEMBER 30, 2012
AND INDEPENDENT AUDITORS’ REPORT

 (Stated in US Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Moxian Group Limited

We have audited the accompanying balance sheet of Moxian Group Limited (the “Company”), a development stage company, as of September 30, 2012 and the related statements of operations and comprehensive income, shareholders’ equity, and cash flows, for the period from July 3, 2012 (inception) to September 30, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2012 and the results of its operations and their cash flows for the period from July 3, 2012 (inception) to September 30, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has minimal operations. Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, develop websites, generate servicing income, and ultimately, achieve profitable operations. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dominic K.F. Chan & Co
Dominic K.F. Chan & Co
Certified Public Accountants
Hong Kong, April 18, 2013

F-1

MOXIAN GROUP LIMITED
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET
(Stated in US Dollars)

		September 30, 2012

	Notes	$

ASSETS
Current Asset :
Prepaid expenses and other receivables	5	2

Total Current Assets		2

TOTAL ASSETS		2

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current Liabilities :
Accrued expenses and other payables	6	645

Total Current Liabilities		645

TOTAL LIABILITIES		645

STOCKHOLDERS’ DEFICIT
Common stock
Par value: US$1.00
Authorized: 10,000 shares
Issued and outstanding: 2 shares	4	2
Deficit accumulated during the development stage		(645)
Accumulated other comprehensive income		-

TOTAL STOCKHOLDERS’ DEFICIT		(643)

TOTAL LIABILITIES AND STOCKHOLDERS’
EQUITY		2

See accompanying notes to financial statements

F-2

MOXIAN GROUP LIMITED
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
(Stated in US Dollars)

		For the period July 3, 2012 (inception) through September 30, 2012

	Notes	$

Net sales		-

Administrative and other operating expenses		(645)

Operating loss before income taxes		(645)
Income taxes	3	-

Net loss		(645)

Foreign currency translation adjustment		-

Comprehensive loss		(645)

Loss per share of common stock
- Basic and diluted		(323)

Weighted average shares of common stock
- Basic and diluted		2

See accompanying notes to financial statements

F-3

MOXIAN GROUP LIMITED
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY
(Stated in US Dollars)

			Deficit
			accumulated	Accumulated
	Commonstock		during the	other
			Paid-in	Comprehensive
	Share(s)	Amount	stage	income	Total
		$	$	$	$

Balance, July 3, 2012 (Inception)	2	2	-	-	2

Net loss for the period	-	-	(645)	-	(645)

Balance, September 30, 2012	2	2	(645)	-	(643)

See accompanying notes to financial statements

F-4

MOXIAN GROUP LIMITED
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS
(Stated in US Dollars)

For the period July 3, 2012 (inception) through September 30, 2012

$

Cash flows from operating activities:
Net loss	(645)
Changes in current assets and liabilities
Deposits and other receivables	(2)
Accrued expenses and other payables	645

Net cash used in operating activities	(2)

Cash flows from investing activity:	-

Net cash used in investing activity	-

Cash flows from financing activity:
Issuance of share capital	2

Net cash provided by financing activity	2

Net increase in cash and cash equivalents	-
Effect of foreign currency translation	-
Cash and cash equivalents at beginning
of the year	-

Cash and cash equivalents at end of
the year	-

Supplementary disclosures of cash flow information:
Interest paid	-

Income taxes paid	-

See accompanying notes to financial statements

F-5

MOXIAN GROUP LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

1.	Organization and nature of operations

Moxian Group Limited (“the Company” or “Moxian BVI”), a development stage company, was organized under the laws of the British Virgin Islands on July 3, 2012. The Company is in the development stage as defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915. Among the disclosures required by FASB ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of earnings, retained earnings and stockholders’ equity and cash flows disclose activity since the date of the Company’s inception. The fiscal year end is September 30.

The Company was a developing stage company with no substantial operations or assets. Moxian BVI currently operates through itself.

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated significant revenue since inception and has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future.  Since July 3, 2012, the Company has no revenue and has incurred an accumulated deficit of $645.

The Company is currently devoting its efforts to develop social networking website and through which to generate servicing income.  The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, develop websites, generate servicing income, and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2.	Summary of principal accounting policies

Basis of presentation

The accompanying financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-6

MOXIAN GROUP LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	Summary of principal accounting policies (Continued)

Cash and cash equivalents

The Company considers all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less to be cash equivalents.

Impairment of long-lived assets

The Company accounts for the impairment of long-lived assets, such as plant and equipment, leasehold land and intangible assets, under the provisions of FASB Accounting Standard Codification Topic 360 (“ASC 360”) “Property, Plant and Equipment – Overall” (formerly known as SFAS No. 144, “Accounting for the Impairment of Long-Lived Assets” (“SFAS 144”)). ASC 360 establishes the accounting for impairment of long-lived tangible and intangible assets other than goodwill and for the disposal of a business. Pursuant to ASC 360, the Company periodically evaluates, at least annually, whether facts or circumstances indicate that the carrying value of its depreciable assets to be held and used may not be recoverable. If such circumstances are determined to exist, an estimate of undiscounted future cash flows produced by the long-lived asset, or the appropriate grouping of assets, is compared to the carrying value to determine whether impairment exists. In the event that the carrying amount of long-lived assets exceeds the undiscounted future cash flows, then the carrying amount of such assets is adjusted to their fair value. The Company reports an impairment cost as a charge to operations at the time it is recognized.

Income taxes

The Company utilizes FASB Accounting Standard Codification Topic 740 (“ASC 740”) “Income taxes” (formerly known as SFAS No. 109, "Accounting for Income Taxes"), which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

F-7

MOXIAN GROUP LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	Summary of principal accounting policies (Continued)

Income taxes (Continued)

ASC 740 “Income taxes” (formerly known as Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of Statement of Financial Accounting Standards No. 109 (“FIN 48”)) clarifies the accounting for uncertainty in tax positions. This interpretation requires that an entity recognizes in the financial statements the impact of a tax position, if that position is more likely than not of being sustained upon examination, based on the technical merits of the position. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgement occurs. The Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of income tax expense in the statements of operations. The adoption of ASC 740 did not have a significant effect on the financial statements.

Comprehensive income

The Company has adopted FASB Accounting Standard Codification Topic 220 (“ASC 220”) “Comprehensive income” (formerly known as SFAS No. 130, “Reporting Comprehensive Income”), which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments of the Company.

Foreign currencies translation

For financial reporting purposes, the consolidated financial statements of the Group which are prepared using the functional currency have been translated into United States dollars.  Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates.  Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

Fair value of financial instruments

The carrying values of the Company’s financial instruments, including cash and cash equivalents, trade and other receivables, deposits, trade and other payables approximate their fair values due to the short-term maturity of such instruments. The carrying amounts of borrowings approximate their fair values because the applicable interest rates approximate current market rates.

F-8

MOXIAN GROUP LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	Summary of principal accounting policies (continued)

Earnings per share

Basic earnings per share is based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share.  The average market price during the year is used to compute equivalent shares.

FASB Accounting Standard Codification Topic 260 (“ASC 260”), “Earnings Per Share,” requires that employee equity share options, non-vested shares and similar equity instruments granted to employees be treated as potential common shares in computing diluted earnings per share. Diluted earnings per share should be based on the actual number of options or shares granted and not yet forfeited, unless doing so would be anti-dilutive. The Company uses the “treasury stock” method for equity instruments granted in share-based payment transactions provided in ASC 260 to determine diluted earnings per share.

Website Development Costs

The Company recognized the costs associated with developing a website in accordance with ASC 350-50 “Website Development Cost” that codified the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) NO. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”.  Relating to website development costs the Company follows the guidance pursuant to the Emerging Issues Task Force (EITF) NO. 00-2, “Accounting for Website Development Costs”.  The website development costs are divided into three stages, planning, development and production. The development stage can further be classified as application and infrastructure development, graphics development and content development. In short, website development cost for internal use should be capitalized except content input and data conversion costs in content development stage.

Costs associated with the website consist primarily of website development costs paid to third party and directors.  These capitalized costs will be amortized based on their estimated useful life over three years upon the website becoming operational.  Internal costs related to the development of website content will be charged to operations as incurred. Web-site development costs related to the customers are charged to cost of sales.

Revenue recognition

The Company recognized revenues from advertising insertion revenue in the period in which the advertisement is displayed, provided that evidence of an arrangement exists, the fees are fixed or determinable and collection of the resulting receivable is reasonably assured. If fixed-fee advertising is displayed over a term greater than one month, revenues are recognized ratably over the period as described below. The majority of insertion orders have terms that begin and end in a quarterly reporting period. In the cases where at the end of a quarterly reporting period the term of an insertion order is not complete, the Company recognizes revenue for the period by pro-rating the total arrangement fee to revenue and deferred revenue based on a measure of proportionate performance of its obligation under the insertion order. The Company measures proportionate performance by the number of placements delivered and undelivered as of the reporting date.

F-9

MOXIAN GROUP LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	Summary of principal accounting policies (continued)

Recently issued accounting pronouncements

In May 2011, the FASB issued ASU 2011-04 which is intended to consistent with the Memorandum of Understanding and the Boards’ commitment published in 2006 to achieving that goal, the amendments in this Update are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. generally accepted accounting principles (GAAP) and International Financial Reporting Standards (IFRSs). The Boards worked together to ensure that fair value has the same meaning in U.S. GAAP and in IFRSs and that their respective fair value measurement and disclosure requirements are the same (except for minor differences in wording and style). The Boards concluded that the amendments in this Update will improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRSs. The amendments in this Update explain how to measure fair value. They do not require additional fair value measurements and are not intended to establish valuation standards or affect valuation practices outside of financial reporting.

In June 2011, the FASB issued ASU 2011-05 which is intended to improve the comparability, consistency, and transparency of financial reporting and to increase the prominence of items reported in other comprehensive income. To increase the prominence of items reported in other comprehensive income and to facilitate convergence of U.S. generally accepted accounting principles (GAAP) and International Financial Reporting Standards (IFRS), the FASB decided to eliminate the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity, among other amendments in this Update. The amendments require that all nonowner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In the two-statement approach, the first statement should present total net income and its components followed consecutively by a second statement that should present total other comprehensive income, the components of other comprehensive income, and the total of comprehensive income.

F-10

MOXIAN GROUP LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

3.            Income taxes

Moxian BVI is incorporated in the British Virgin Islands. The Company did not generate taxable income in the British Virgin Islands for the period from July 3, 2012 (inception) to September 30, 2012.

4.	Shareholders’ equity

Capitalization

The Company has the authority to issue 10,000 shares of common stock, $1.00 par value. The total number of shares of the Company’s common stock outstanding as of September 30, 2012 is two.

Equity transactions

Following is the summary of equity transactions during the period from July 3, 2012 (inception) to September 30, 2012.

On July 3, 2012, we issued two shares of our common stock of US$1.00 each for working capital purpose.

There is no change in equity transactions during the period from July 3, 2012 (inception) to September 30, 2012.

5.	Deposits and other receivables

Deposits and other receivables as of September 30, 2012 are summarized as follows:

September 30, 2012
$

Other receivables	2

Total	2

F-11

MOXIAN GROUP LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Stated in US Dollars)

6.	Accrued expenses and other payables

Accrued expenses and other payables as of September 30, 2012 are summarized as follows:

September 30, 2012
$

Other payables	645

Total	645

7.	Commitments and contingencies

There has been no legal proceeding in which Moxian BVI is a party during the period from July 3, 2012 (inception) to September 30, 2012.

8.	Subsequent Events

There were no events or transactions other than those disclosed in this report, if any, that would require recognition or disclosure in our Financial Statements for the period from July 3, 2012 (inception) to September 30, 2012.

F-12

MOXIAN GROUP LIMITED
(A CORPORATION IN THE DEVELOPMENT STAGE)

UNAUDITED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED MARCH 31, 2013

 (Stated in US Dollars)

INDEX TO FINANCIAL STATEMENTS

PAGES

UNAUDITED CONSOLIDATED BALANCE SHEETS	F-1

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME	F-2

UNAUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY	F-3

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS	F-4

NOTES TO UNAUDITED FINANCIAL STATEMENTS	F-5 – F-12

MOXIAN GROUP LIMITED
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED CONSOLIDATED BALANCE SHEETS
(Stated in US Dollars)

		March 31, 2013	September 30, 2012
		(Unaudited)	(Audited)
	Notes
		$	$

ASSETS
Current Asset :
Cash and cash equivalents		6,883	-
Prepaid expenses and other receivables	5	63,127	2

Total Current Assets		70,010	2

TOTAL ASSETS		70,010	2

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current Liabilities :
Accrued expenses and other payables	6	80,754	645

Total Current Liabilities		80,754	645

TOTAL LIABILITIES		80,754	645

STOCKHOLDERS’ DEFICIT
Common stock
Par value: US$1.00
Authorized: 10,000 shares
Issued and outstanding: 2 shares	4	2	2
Deficit accumulated during the development stage		(10,739)	(645)
Accumulated other comprehensive income		(7)	-

TOTAL STOCKHOLDERS’ DEFICIT		(10,744)	(643)

TOTAL LIABILITIES AND STOCKHOLDERS’
EQUITY		70,010	2

See accompanying notes to consolidated financial statements

MOXIAN GROUP LIMITED
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in US Dollars)

		For the three months ended March 31, 2013	For the Six months ended March 31, 2013	For the period July 3, 2012 (inception) through March 31, 2013

	Notes	$	$	$

Net sales		-	-	-

Administrative and other operating expenses		(10,094)	(10,094)	(10,739)

Operating loss before income taxes		(10,094)	(10,094)	(10,739)
Income taxes	3	-	-	-

Net loss		(10,094)	(10,094)	(10,739)

Foreign currency translation adjustment		(7)	(7)	(7)

Comprehensive loss		(10,101)	(10,101)	(10,746)

Loss per share of common stock
- Basic and diluted		(5,051)	(5,051)	(5,373)

Weighted average shares of common stock
- Basic and diluted		2	2	2

See accompanying notes to consolidated financial statements

MOXIAN GROUP LIMITED
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Stated in US Dollars)

			Deficit
	Common		accumulated	Accumulated
	stock		during the	other
			Paid-in	Comprehensive
	Share(s)	Amount	stage	income	Total
		$	$	$	$

Balance, July 3, 2012 (Inception)	2	2	-	-	2

Net loss for the period	-	-	(645)	-	(645)

Balance, September 30, 2012	2	2	(645)	-	(643)

Balance, October 1, 2012	2	2	(645)	-	(643)

Net loss for the period	-	-	(10,094)	-	(10,094)

Foreign currency translation adjustments	-	-	-	(7)	(7)

Balance, March 31, 2013	2	2	(10,739)	(7)	(10,744)

See accompanying notes to consolidated financial statements

MOXIAN GROUP LIMITED
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Stated in US Dollars) (Unaudited)

	For the Six months ended March 31, 2013	For the period July 3, 2012 (inception) through March 31, 2013
	$	$

Cash flows from operating activities:
Net loss	(10,094)	(10,739)
Changes in current assets and liabilities
Deposits and other receivables	(63,123)	(63,125)
Accrued expenses and other payables	80,107	80,752

Net cash provided by operating activities	6,890	6,888

Cash flows from investing activity:	-	-

Net cash used in investing activity	-	-

Cash flows from financing activity:
Issuance of share capital	-	2

Net cash provided by financing activity	-	2

Net increase in cash and cash equivalents	6,890	6,890
Effect of foreign currency translation	(7)	(7)
Cash and cash equivalents at beginning
of the period	-	-

Cash and cash equivalents at end of
the period	6,883	6,883

Supplementary disclosures of cash flow information:
Interest paid	-	-

Income taxes paid	-	-

See accompanying notes to consolidated financial statements

MOXIAN GROUP LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS
(Stated in US Dollars)

1.	Organization and nature of operations

Moxian Group Limited (“the Company” or “Moxian BVI”), a development stage company, was organized under the laws of the British Virgin Islands on July 3, 2012. The Company is in the development stage as defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915. Among the disclosures required by FASB ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of earnings, retained earnings and stockholders’ equity and cash flows disclose activity since the date of the Company’s inception. The fiscal year end is September 30.

The Company was a developing stage company with no substantial operations or assets. Moxian BVI currently operates through itself and one directly wholly-owned subsidiary in Hong Kong: Moxian (Hong Kong) Limited. (“Moxian HK”).  Moxian HK was incorporated in Hong Kong on January 18, 2013 and was acquired by the Company on February 14, 2013.

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated significant revenue since inception and has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future.  Since July 3, 2012, the Company has no revenue and has incurred an accumulated deficit of $10,739.

The Company is currently devoting its efforts to develop social networking website and through which to generate servicing income.  The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, develop websites, generate servicing income, and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2.	Summary of principal accounting policies

Basis of presentation

The accompanying financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

MOXIAN GROUP LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	Summary of principal accounting policies (Continued)

Cash and cash equivalents

The Company considers all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less to be cash equivalents.

Impairment of long-lived assets

The Company accounts for the impairment of long-lived assets, such as plant and equipment, leasehold land and intangible assets, under the provisions of FASB Accounting Standard Codification Topic 360 (“ASC 360”) “Property, Plant and Equipment – Overall” (formerly known as SFAS No. 144, “Accounting for the Impairment of Long-Lived Assets” (“SFAS 144”)). ASC 360 establishes the accounting for impairment of long-lived tangible and intangible assets other than goodwill and for the disposal of a business. Pursuant to ASC 360, the Company periodically evaluates, at least annually, whether facts or circumstances indicate that the carrying value of its depreciable assets to be held and used may not be recoverable. If such circumstances are determined to exist, an estimate of undiscounted future cash flows produced by the long-lived asset, or the appropriate grouping of assets, is compared to the carrying value to determine whether impairment exists. In the event that the carrying amount of long-lived assets exceeds the undiscounted future cash flows, then the carrying amount of such assets is adjusted to their fair value. The Company reports an impairment cost as a charge to operations at the time it is recognized.

Income taxes

The Company utilizes FASB Accounting Standard Codification Topic 740 (“ASC 740”) “Income taxes” (formerly known as SFAS No. 109, "Accounting for Income Taxes"), which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

MOXIAN GROUP LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	Summary of principal accounting policies (Continued)

Income taxes (Continued)

ASC 740 “Income taxes” (formerly known as Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of Statement of Financial Accounting Standards No. 109 (“FIN 48”)) clarifies the accounting for uncertainty in tax positions. This interpretation requires that an entity recognizes in the financial statements the impact of a tax position, if that position is more likely than not of being sustained upon examination, based on the technical merits of the position. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgement occurs. The Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of income tax expense in the statements of operations. The adoption of ASC 740 did not have a significant effect on the financial statements.

Comprehensive income

The Company has adopted FASB Accounting Standard Codification Topic 220 (“ASC 220”) “Comprehensive income” (formerly known as SFAS No. 130, “Reporting Comprehensive Income”), which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments of the Company.

Foreign currencies translation

The functional currency of the subsidiary of the Company (“Subsidiary” or Moxian (Hong Kong) Limited) is Hong Kong dollars (“HK$”).  The Subsidiary maintains its financial statements in the functional currency.  Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates.  Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction.  Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the consolidated financial statements of the Group which are prepared using the functional currency have been translated into United States dollars.  Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates.  Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

Fair value of financial instruments

The carrying values of the Company’s financial instruments, including cash and cash equivalents, trade and other receivables, deposits, trade and other payables approximate their fair values due to the short-term maturity of such instruments. The carrying amounts of borrowings approximate their fair values because the applicable interest rates approximate current market rates.

MOXIAN GROUP LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	Summary of principal accounting policies (continued)

Earnings per share

Basic earnings per share is based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share.  The average market price during the year is used to compute equivalent shares.

FASB Accounting Standard Codification Topic 260 (“ASC 260”), “Earnings Per Share,” requires that employee equity share options, non-vested shares and similar equity instruments granted to employees be treated as potential common shares in computing diluted earnings per share. Diluted earnings per share should be based on the actual number of options or shares granted and not yet forfeited, unless doing so would be anti-dilutive. The Company uses the “treasury stock” method for equity instruments granted in share-based payment transactions provided in ASC 260 to determine diluted earnings per share.

Website Development Costs

The Company recognized the costs associated with developing a website in accordance with ASC 350-50 “Website Development Cost” that codified the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) NO. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”.  Relating to website development costs the Company follows the guidance pursuant to the Emerging Issues Task Force (EITF) NO. 00-2, “Accounting for Website Development Costs”.  The website development costs are divided into three stages, planning, development and production. The development stage can further be classified as application and infrastructure development, graphics development and content development. In short, website development cost for internal use should be capitalized except content input and data conversion costs in content development stage.

Costs associated with the website consist primarily of website development costs paid to third party and directors.  These capitalized costs will be amortized based on their estimated useful life over three years upon the website becoming operational.  Internal costs related to the development of website content will be charged to operations as incurred. Web-site development costs related to the customers are charged to cost of sales.

Revenue recognition

The Company recognized revenues from advertising insertion revenue in the period in which the advertisement is displayed, provided that evidence of an arrangement exists, the fees are fixed or determinable and collection of the resulting receivable is reasonably assured. If fixed-fee advertising is displayed over a term greater than one month, revenues are recognized ratably over the period as described below. The majority of insertion orders have terms that begin and end in a quarterly reporting period. In the cases where at the end of a quarterly reporting period the term of an insertion order is not complete, the Company recognizes revenue for the period by pro-rating the total arrangement fee to revenue and deferred revenue based on a measure of proportionate performance of its obligation under the insertion order. The Company measures proportionate performance by the number of placements delivered and undelivered as of the reporting date.

MOXIAN GROUP LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS
(Stated in US Dollars)

2.	Summary of principal accounting policies (continued)

Recently issued accounting pronouncements

In May 2011, the FASB issued ASU 2011-04 which is intended to consistent with the Memorandum of Understanding and the Boards’ commitment published in 2006 to achieving that goal, the amendments in this Update are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. generally accepted accounting principles (GAAP) and International Financial Reporting Standards (IFRSs). The Boards worked together to ensure that fair value has the same meaning in U.S. GAAP and in IFRSs and that their respective fair value measurement and disclosure requirements are the same (except for minor differences in wording and style). The Boards concluded that the amendments in this Update will improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRSs. The amendments in this Update explain how to measure fair value. They do not require additional fair value measurements and are not intended to establish valuation standards or affect valuation practices outside of financial reporting.

In June 2011, the FASB issued ASU 2011-05 which is intended to improve the comparability, consistency, and transparency of financial reporting and to increase the prominence of items reported in other comprehensive income. To increase the prominence of items reported in other comprehensive income and to facilitate convergence of U.S. generally accepted accounting principles (GAAP) and International Financial Reporting Standards (IFRS), the FASB decided to eliminate the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity, among other amendments in this Update. The amendments require that all nonowner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In the two-statement approach, the first statement should present total net income and its components followed consecutively by a second statement that should present total other comprehensive income, the components of other comprehensive income, and the total of comprehensive income.

MOXIAN GROUP LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS
(Stated in US Dollars)

3.	Income taxes

Moxian BVI is incorporated in the British Virgin Islands. The Company did not generate taxable income in the British Virgin Islands for the period from July 3, 2012 to March 31, 2013.

Moxian HK was incorporated in Hong Kong and is subject to Hong Kong profits tax at 16.5% in 2013. No provision for Hong Kong income or profit tax has been made as the Company has no assessable profit for the period. The cumulative tax losses will represent a deferred tax asset. The Company will provide a valuation allowance in full amount of the deferred tax asset since there is no assurance of future taxable income.

The cumulative tax effect at the expected rate of 16.5% of significant items comprising our net deferred tax amount is as follows:

March 31, 2013
$

Deferred tax asset attributable to Net operating loss carryover	1,240

Valuation allowance	(1,240)

Net deferred tax assets	-

4.	Shareholders’ equity

Capitalization

The Company has the authority to issue 10,000 shares of common stock, $1.00 par value. The total number of shares of the Company’s common stock outstanding as of March 31, 2013 is two.

Equity transactions

Following is the summary of equity transactions during the period from July 3, 2012 (inception) to March 31, 2013.

On July 3, 2012, we issued two shares of our common stock of US$1.00 each for working capital purpose.

There is no change in equity transactions during the period from July 3, 2012 (inception) to March 31, 2013.

MOXIAN GROUP LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS
(Stated in US Dollars)

5.	Deposits and other receivables

Deposits and other receivables as of March 31, 2013 and September 30, 2012 are summarized as follows:

	March 31, 2013	September 30, 2012
	$	$

Deposits	4,946	-
Other receivables	58,181	2

Total	63,127	2

6.	Accrued expenses and other payables

Accrued expenses and other payables as of March 31, 2013 and September 30, 2012 are summarized as follows:

	March 31, 2013	September 30, 2012
	$	$

Accrued expenses	3,354	-
Other payables	77,400	645

Total	80,754	645

7.	Commitments and contingencies

There has been no legal proceeding in which Moxian BVI or Moxian HK is a party during the period from July 3, 2012 (inception) to March 31, 2013.

8.	Current vulnerability due to certain concentrations

The Company's operations are carried out in Hong Kong, and the PRC.  Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in Hong Kong, by the general state of the PRC's economy.  The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

MOXIAN GROUP LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS
(Stated in US Dollars)

9.	Subsequent Events

There were no events or transactions other than those disclosed in this report, if any, that would require recognition or disclosure in our Financial Statements for the period from July 3, 2012 (inception) to March 31, 2013.